Exhibit 32.1
Certifications of Principal Executive Officer and Principal Financial Officer
pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Jeff T. Green, Chief Executive Officer (Principal Executive Officer) of The Trade Desk, Inc. (the “Company”), and Tahnil Davis, Interim Chief Financial Officer (Principal Financial Officer) of the Company, each hereby certifies that, to the best of his or her knowledge:
1)The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, to which this certification is attached as Exhibit 32.1 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 7, 2026	/s/ Jeff T. Green
Jeff T. Green
Chief Executive Officer (Principal Executive Officer)

/s/ Tahnil Davis
Tahnil Davis
Interim Chief Financial Officer, Chief Accounting Officer (Interim Principal Financial Officer, Principal Accounting Officer)
The foregoing certifications are being furnished pursuant to 18 U.S.C. Section 1350. They are not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and are not to be incorporated by reference into any filing of the Company, regardless of any general incorporation language in such filing.